UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 19, 2020
(Earliest Event Date requiring this Report: March 19, 2020)

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.)

431 Fairway Drive, Suite 200
Deerfield Beach, Florida 33441
(Address of principal executive offices)
(954) 570-8889, ext. 313
(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
N/A	N/A	N/A

The Registrant’s Common Stock is quoted on the OTCQB Venture Market of the OTC Markets Group, Inc. under the trading symbol “CAPC.”

Item 7.01.    Regulation FD Disclosure

On March 19, 2020, Capstone Companies, Inc., a Florida corporation, (the "Company"), issued a press release announcing an upcoming webcast and conference call to discuss the operating and financial results for the fiscal year ended December 31, 2019.  The Company anticipates filing its Form 10-K Annual Report for the fiscal year end of December 31, 2019, with the Commission on or before March 30, 2020.

The webcast and conference call will be held on Tuesday, March 31, 2020, at 10:30 a.m., Eastern Standard Time (“EST”) and will be pre-recorded as the Capstone Executive Team and Associates are working on a remote basis due to the COVID – 19.  The telephone number for the webcast/conference call is (201) 689-8562 and the Internet webcast link is available at: www.capstonecompaniesinc.com

A copy of the March 19, 2020 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. A transcript of the March 31, 2020 webcast and conference call together with any such materials referenced during the webcast and conference call shall be filed as Exhibit 99.2 to an Amendment Number One to this Current Report on Form 8-K.

A telephonic replay of the webcast and conference call will be available from 1:30 p.m. EST the day of the call until Tuesday, April 7, 2020.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13699670.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com, along with a transcript once available.

The disclosures in Item 7.01 and Item 2.02 above shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.    Financial Statements and Exhibits.

EXHIBIT NUMBER EXHIBIT DESCRIPTION

99.1 Press Release by Capstone Companies, Inc. re: financial and operating results for fiscal year ending December 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ James G. McClinton
James G. McClinton, Chief Executive Officer
Dated: March 19, 2020